UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2015

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

    516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

        (212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 23, 2015, Coach, Inc., a Maryland corporation (the “Company”), entered into a previously announced underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for its underwritten public offering of $600 million aggregate principal amount of 4.250% senior unsecured notes due 2025 (the “Notes”). On March 2, 2015, the Notes were issued under an Indenture (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 2, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

The Notes will bear interest at a rate of 4.250% per year, payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2015. The Notes will be unsecured, senior obligations and rank equal in right of payment to any of the Company’s existing and future senior unsecured indebtedness, senior in right of payment to any of the Company’s future subordinated indebtedness, effectively subordinated in right of payment to any of the Company’s subsidiaries’ obligations (including secured and unsecured obligations) and effectively subordinated in right of payment to any of the Company’s secured obligations, to the extent of the assets securing such obligations.

The Indenture contains covenants limiting the Company’s ability to: (1) create certain liens, (2) enter into certain sale and leaseback transactions and (3) merge, or consolidate or transfer, sell or lease all or substantially all of the Company’s assets. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-200642), which became immediately effective upon its filing with the Securities and Exchange Commission (the “SEC”) on December 1, 2014. A preliminary Prospectus Supplement dated February 23, 2015 relating to the Notes was filed with the SEC on February 23, 2015, and a final Prospectus Supplement dated February 23, 2015 was filed with the SEC on February 24, 2015.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The description of the Indenture in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Indenture. A copy of the Base Indenture is filed as Exhibit 4.1 to this report and incorporated herein by reference. A copy of the First Supplemental Indenture is filed as Exhibit 4.2 to this report and incorporated herein by reference. The Form of Notes issued pursuant to the Indenture is filed as Exhibit 4.3 to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On March 2, 2015, the Company issued a press release announcing the closing of its underwritten public offering of $600 million aggregate principal amount of 4.250% senior unsecured notes due 2025, a copy of which is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of March 2, 2015, relating to the 4.250% senior unsecured notes due 2025, between the Company and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated as of March 2, 2015, relating to the 4.250% senior unsecured notes due 2025, between the Company and U.S. Bank National Association, as trustee
4.3	Form of 4.250% senior unsecured notes due 2025 (included in the First Supplemental Indenture filed as Exhibit 4.2 of this Current Report on Form 8-K)
5.1	Opinion of Venable LLP
5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP
99.1	Press Release issued by the Company on March 2, 2015, announcing the closing of its underwritten public offering of $600 million aggregate principal amount of 4.250% senior unsecured notes due 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2015

COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
Global Corporate Affairs Officer, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of March 2, 2015, relating to the 4.250% senior unsecured notes due 2025, between the Company and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated as of March 2, 2015, relating to the 4.250% senior unsecured notes due 2025, between the Company and U.S. Bank National Association, as trustee
4.3	Form of 4.250% senior unsecured notes due 2025 (included in the First Supplemental Indenture filed as Exhibit 4.2 of this Current Report on Form 8-K)
5.1	Opinion of Venable LLP
5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP
99.1	Press Release issued by the Company on March 2, 2015, announcing the closing of its underwritten public offering of $600 million aggregate principal amount of 4.250% senior unsecured notes due 2025